UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14C

(RULE 14c-101)

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

Check the appropriate box:

☒	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☐	Definitive Information Statement
Par Petroleum Corporation
(Name of Registrant As Specified In Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

PAR PETROLEUM CORPORATION

1301 McKinney, Suite 2025

Houston, Texas 77010

INFORMATION STATEMENT

PURSUANT TO SECTION 14(c)

OF THE SECURITIES EXCHANGE ACT OF 1934

AND RULE 14c-2 THEREUNDER

NO VOTE OR OTHER ACTION OF THE COMPANY’S STOCKHOLDERS IS REQUIRED IN CONNECTION

WITH THIS INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY

We are sending you this Information Statement to inform you of the approval, upon recommendation by the Board of Directors (the “Board”) of Par Petroleum Corporation (the “Company,” “we,” “us, “our”), of resolutions described below by written consent on August 7, 2013 (the “Written Consent”) by Zell Credit Opportunities Master Fund, L.P., affiliates of Whitebox Advisors, LLC, Highbridge International LLC and affiliates of Waterstone Capital Management, L.P. (collectively, the “Consenting Stockholders”), who hold in the aggregate 123,419,752 shares of our common stock (the “Common Stock”), representing approximately 80.8% of our total issued and outstanding shares of Common Stock. These resolutions approve amendments to our Amended and Restated Certificate of Incorporation (the “Certificate”) to (i) increase the number of shares of Common Stock authorized for issuance from 300,000,000 to 500,000,000; and (ii) delete certain transfer restrictions on our stockholders, which will allow us to allocate on a pro rata basis among the initial three five percent (5%) or greater stockholders (the “Initial 5% Stockholders”) a number of Company securities, including the Common Stock, that such Initial 5% Stockholders may purchase, sell or otherwise transfer from time to time after taking into effect the shares of Common Stock to be issued in the Private Placement (as hereinafter defined), and not trigger an ownership change under Section 382 of the Internal Revenue Code of 1986, as amended from time to time (the “Code”). Approval of the amendments to the Certificate is conditioned upon the concurrent closing of the Acquisition (as defined and described in this Information Statement).

Under applicable federal securities laws, although the holders of at least 66 2/3% of our Common Stock have approved the amendments described above, the amendments are not effective and we may not file an amendment to our Certificate until at least 20 calendar days after the mailing of this Information Statement. We expect to mail this Information Statement on or about August , 2013. The Board is not soliciting your proxy in connection with the adoption of these amendments and is not requesting proxies from stockholders.

This Information Statement constitutes notice to stockholders of record on August 7, 2013 (the “Record Date”) of action taken without a meeting as required by Section 228(e) of the Delaware General Corporation Law (the “DGCL”). We will not undertake any additional action with respect to the receipt of written consents. The DGCL does not provide any appraisal rights to our stockholders as a result of the adoption of these amendments.

We will pay all expenses in connection with the distribution of this Information Statement, which we expect to be less than $20,000.

Our principal executive offices are located at 1301 McKinney, Suite 2025, Houston, Texas 77010. Our telephone number is (713) 969-3293.

Notice dated August        , 2013

This Information Statement has been filed with the Securities and Exchange Commission (the “SEC”) and is being furnished, pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to the holders of our Common Stock to notify the stockholders of the Company of certain actions taken by written consent.

AMENDMENTS TO AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

Background

On June 17, 2013, a wholly-owned subsidiary of the Company (the “Buyer”) entered into a membership interest purchase agreement (the “Purchase Agreement”) with Tesoro Corporation and Tesoro Hawaii, LLC (“TSO Hawaii”), pursuant to which the Buyer will purchase all of the issued and outstanding units representing the membership interests in TSO Hawaii and indirectly TSO Hawaii’s wholly owned subsidiary, Smiley’s Super Service, Inc. (the “Acquisition”). The entities to be acquired own, operate and use (i) a petroleum refinery located at the Campbell Industrial Park in Kapolei, Hawaii, (ii) certain pipeline assets, floating pipeline mooring equipment and refined products terminals, and (iii) retail assets selling fuel products and merchandise on the islands of Oahu, Maui and Hawaii. Additional details regarding this Acquisition and the associated financings can be found in our Current Report on Form 8-K filed with the SEC on June 18, 2013.

As described in that Form 8-K, in connection with the Purchase Agreement, the Company obtained a binding commitment solely with accredited investors pursuant to which the investors will purchase in the aggregate $200,000,000 of shares of the Common Stock in a private placement (the “Private Placement”), at a price of $1.39 per share (the “Commitment”). The following committed investors are among the Consenting Stockholders: ZCOF Par Petroleum Holdings, L.L.C., an affiliate of Zell Credit Opportunities Master Fund, L.P. (“ZCOF”), affiliates of Whitebox Advisors, LLC (“Whitebox”) and Highbridge International LLC. In order to effectuate the intents and purposes of the Commitment, each of the committed investors agreed to vote their shares of Common Stock, if any, in favor of, or otherwise consent to, certain amendments to (i) the Certificate, as described herein; (ii) the warrants (as described below under “Certain Relationships and Related Party Transactions – Warrant Issuance Agreement”), in order to waive the application of anti-dilution rights with respect to the shares of Common Stock to be issued in the Private Placement; and (iii) the Registration Rights Agreement (as defined and described below under “ – Description of the Common Stock – Registration Rights Agreement”) in order to waive the application of piggyback registration rights under such agreement with respect to the registration statement covering the resale of the shares to be issued in the Private Placement. Pursuant to the Commitment, investors make representations as to such investor’s status as an accredited investor and such investor’s level of financial sophistication. The Commitment also includes certain other customary terms and conditions, including provisions regarding payment of fees and expenses in connection with the Private Placement and indemnification matters. The description of the Commitment is not intended to be complete and is qualified in its entirety by reference to Appendix B hereto.

As a result of the participation of affiliated stockholders in the Private Placement (including stockholders who have representatives on the Board, such as ZCOF and Whitebox), and pursuant to the requirements of the Stockholders Agreement (as defined and described below under “ – Description of the Common Stock – Stockholders Agreement”), the Board formed a special committee consisting of L. Melvin Cooper and Michael R. Keener. The special committee met several times prior to the execution of the Purchase Agreement to, among other actions, discuss the proposed terms and conditions of the Private Placement and to direct the negotiation of such terms and conditions on behalf of the Company. On June 14, 2013, the special committee unanimously approved the Private Placement, determined that the terms of the Private Placement were advisable and fair to, and in the best interests of, the Company and the unaffiliated stockholders and recommended to the Board that it approve the Private Placement. The Board also approved the Private Placement on that date. The special committee received the advice of a financial advisor as required by the Stockholders Agreement. The special committee was also advised by independent legal counsel.

On August 7, 2013, the Board approved and recommended amendments (the “Amendments”) to our Certificate to (a) increase the number of authorized shares of Common Stock from 300,000,000 to 500,000,000 in order to have enough shares of Common Stock to complete the Private Placement and (b) delete certain transfer restrictions on our stockholders, which will allow us to allocate on a pro rata basis among the Initial 5% Stockholders a number of Company securities, including the Common Stock, that such Initial 5% Stockholders may purchase, sell or otherwise transfer from time to time after taking into effect the shares of Common Stock to be issued in the Private Placement, and not trigger an ownership change under Section 382 of Code (as described in more detail below). Under the terms of our Certificate and Delaware law, the Amendments must be approved by the holders of at least 66 2/3% of the outstanding shares of Common Stock. On August 7, 2013, the Consenting Stockholders approved the Amendments by written consent. The transfer restrictions to be removed from the Certificate only relate to the Initial 5% Stockholders and each of them has consented to the Amendments. A copy of the Amendments are attached to this Information Statement as Appendix A (subject to any changes required by applicable law). For information on certain other transactions between the Company and the Consenting Stockholders, see below under “Description of Common Stock – Stockholders Agreement” and “– Registration Rights Agreement,” as well as “Certain Relationships and Related Party Transactions.”

Purposes of the Proposed Increase in Authorized Shares of Common Stock

The proposed increase in authorized stock will make it possible for us to complete the Private Placement. ZCOF Par Petroleum Holdings, L.L.C., affiliates of Whitebox and Highbridge International LLC, each of which is a Consenting Stockholder, are committed to purchase a portion of the shares to be sold in the Private Placement. The net proceeds of the Private Placement are to be used to fund a portion of the purchase price for the Acquisition, to repay certain outstanding indebtedness and for working capital and general corporate purposes.

We believe it is also necessary to authorize additional shares of Common Stock to provide us with the flexibility to meet business needs as they arise, to take advantage of favorable opportunities and to respond to changing corporate and financial environments. If we issue additional shares, the ownership interests of holders of our Common Stock will be diluted.

Purposes of the Allocation of Purchases, Sales or Other Transfers of Company Securities by the Initial Holders of 5% or More of Common Stock

Subject to certain exceptions, the Certificate currently contains restrictions on the purchase, sale or transfer of certain of the Company’s securities by holders who are, or would become as a result of such transfer, a holder of at least five percent (5%) of the Common Stock. Such restrictions were put in place in order to preserve the net operating loss carryovers, capital loss carryovers, general business credit carryovers, alternative minimum tax credit carryovers and foreign tax credit carryovers, as well as any “net unrealized built-in loss” within the meaning of Section 382 of the Code, of the Company or any direct or indirect subsidiary thereof.

As of June 30, 2013, we estimated that we had approximately $             of such carryovers. In order to be utilized, we must generate taxable income which such carryovers can offset. The carryovers will expire if not used. The availability of the carryovers to offset taxable income would be substantially reduced or eliminated if we were to undergo an “ownership change” within the meaning of Section 382 of the Code. We will be treated as having had an “ownership change” if there is more than a 50% increase in stock ownership during any three year “testing period” by holders of at least five percent (5%) of the Common Stock.

In order to ensure the continued preservation of these carryovers, the Company desires, after taking into effect the shares of Common Stock to be issued in the Private Placement, to allocate on a pro rata basis among the Initial 5% Stockholders a number of Company securities, including the Common Stock, that such Initial 5% Stockholders may purchase, sell or otherwise transfer from time to time without triggering an ownership change. In order to effect this change, Section 11.3(b) of the Certificate would be deleted and “reserved” and transfers by the Initial 5% Stockholders described in more detail in Appendix B hereto, subject to the effectiveness of the Amendments and the concurrent closing of the Acquisition, have been approved by the Board of Directors.

Description of the Common Stock

As of August        , 2013, our authorized capital consisted of 300,000,000 shares of voting common stock, of which                 were outstanding, and 3,000,000 shares of undesignated preferred stock, none of which were outstanding. Approximately,                     shares of Common Stock may be issued under existing obligations under our incentive plan and outstanding warrants.

Under the terms of the Amendments, the total number of authorized shares of Common Stock will be increased to 500,000,000. The newly authorized shares of Common Stock will be identical to previously authorized shares of Common Stock and will entitle the holders thereto to the same rights and privileges as holders of the previously authorized shares.

The following describes certain terms of the Common Stock as set forth in the Certificate, our Amended and Restated Bylaws (the “Bylaws”), the Stockholders Agreement (as defined and described below) and the Registration Rights Agreement (as defined and described below), but does not purport to be complete and is qualified in its entirety by reference to the Certificate, Bylaws, Stockholders Agreement and Registration Agreement, copies of which are attached as exhibits to our Current Report on Form 8-K filed with the SEC on September 28, 2012.

Certificate of Incorporation and Bylaws

Dividends

Subject to preferences that may be applicable to any then outstanding preferred stock, holders of the Common Stock are entitled to receive dividends, if any, as may be declared from time to time by the Board out of legally available funds.

Voting Rights

Each holder of the Common Stock is entitled to one vote for each share on all matters submitted to a vote of the stockholders, including the election of directors. Stockholders do not have cumulative voting rights in the election of directors. Accordingly, holders of a majority of the voting shares are able to elect all of the directors.

Liquidation

In the event of a liquidation, dissolution or winding up, holders of the Common Stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of the Company’s debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any then outstanding shares of preferred stock.

Restrictions on Transfer

Subject to certain exceptions, the Certificate contains restrictions on the purchase, sale or transfer of certain of the Company’s securities by holders who are, or would become as a result of such purchase, sale or transfer, a holder of at least five percent (5%) of the Common Stock. Such restrictions were put in place in order to preserve the net operating loss carryovers, capital loss carryovers, general business credit carryovers, alternative minimum tax credit carryovers and foreign tax credit carryovers, as well as any “net unrealized built-in loss” within the meaning of Section 382 of the Code, of the Company or any direct or indirect subsidiary thereof.

Rights and Preferences

Holders of the Common Stock have no preemptive, conversion, subscription or other rights, and there are no redemption or sinking fund provisions applicable to the Common Stock. The rights, preferences and privileges of the holders of the Common Stock are subject to and may be adversely affected by the rights of the holders of shares of any series of preferred stock that the Company may designate in the future.

Anti-Takeover Provisions

As noted above, because the Company’s stockholders do not have cumulative voting rights, stockholders holding a majority of the shares of Common Stock outstanding will be able to elect all of the Company’s directors. The Certificate and Bylaws provide that only the chairman of the board, the chief executive officer or any officer of the Company upon the written request of a majority of the Board, may call a special meeting of the stockholders.

The Certificate requires a 66 2/3% stockholder vote for the amendment or repeal of certain provisions of the Certificate relating to the makeup of the Board, voting requirements, liability of directors, indemnification of officers and directors, and the transfer restrictions noted above under “Restrictions on Transfer,” which includes certain provisions removed by the Amendments. The Bylaws requires a 66 2/3% stockholder vote for the amendment or repeal of certain provisions of the Bylaws by the stockholders. The combination of the lack of cumulative voting and the 66 2/3% stockholder voting requirements will make it more difficult for existing stockholders to replace the Board as well as for another party to obtain control of the Company by replacing the Board. Because the Board has the power to retain and discharge the Company’s officers, these provisions could also make it more difficult for existing stockholders or another party to effect a change in management. In addition, the authorization of undesignated preferred stock makes it possible for the Board to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of the Company.

These provisions may have the effect of deterring hostile takeovers or delaying changes in control or management of the Company. These provisions are intended to enhance the likelihood of continued stability in the composition of the Board and its policies and to discourage certain types of transactions that may involve an actual or threatened acquisition of the Company. These provisions are designed to reduce the Company’s vulnerability to an unsolicited acquisition proposal. The provisions also are intended to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for the Company’s shares and, as a consequence, they also may inhibit fluctuations in the market price of the Company’s shares that could result from actual or rumored takeover attempts. Such provisions may also have the effect of preventing changes in the Company’s management.

Section 203 of the DGCL prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years after the time that such stockholder became an interested stockholder, subject to certain exceptions. That statute, however, is not currently applicable to the Company as the Common Stock is not listed on a national securities exchange or held of record by more than 2,000 stockholders.

Stockholders Agreement

The Company and certain of its stockholders (collectively, the “Stockholders”), including affiliates of Whitebox, ZCOF and Waterstone Capital Management, L.P. (“Waterstone”), are parties a stockholders agreement (the “Stockholders Agreement”) providing the Stockholders with the right, among other rights, to elect members of the Board and the boards of directors of the Company’s subsidiaries. ZCOF Par Petroleum Holdings, L.L.C., one of the Consenting Stockholders and an affiliate of ZCOF, and affiliates of Whitebox, each of which is a Consenting Stockholder, are committed to purchase approximately $109.2 million of the shares to be sold in the Private Placement.

Pursuant to the Stockholders Agreement, each Stockholder agrees to vote all securities of the Company entitled to vote for members of the Board owned or controlled by such Stockholder such that the size of the Board is five (5) directors, and to cause the election of the following persons to the Board:

(a) two (2) individuals designated by Whitebox during the two-year period ending August 31, 2014, and after such two-year period, Whitebox shall designate two (2) individuals so long as Whitebox or its affiliates hold at least ten percent (10%) of the outstanding shares of the Common Stock and one (1) individual so long as Whitebox or its affiliates hold at least five percent (5%) but less than ten percent (10%) of the outstanding shares of the Common Stock (collectively, the “Whitebox Designees”). In the event that Whitebox or its affiliates no longer hold at least five percent (5%) of the outstanding shares of the Common Stock, the Whitebox Designees shall be designated by holders of a majority of the outstanding shares of the Common Stock;

(b) two (2) individuals designated by ZCOF during the two-year period ending August 31, 2014, and after such two-year period, ZCOF shall designate two (2) individuals so long as ZCOF or its affiliates hold at least ten percent (10%) of the outstanding shares of the Common Stock and one (1) individual so long as ZCOF or its affiliates hold at least five percent (5%) but less than ten percent (10%) of the outstanding shares of the Common Stock (collectively, the “ZCOF Designees”). In the event that ZCOF or its affiliates no longer hold at least five percent (5%) of the outstanding shares of the Common Stock, the ZCOF Designees shall be designated by holders of a majority of the outstanding shares of the Common Stock;

(c) one (1) individual (the “Independent Designee”) designated jointly by Whitebox, ZCOF and Waterstone, so long as Whitebox, ZCOF and Waterstone and/or their affiliates collectively hold at least twenty percent (20%) of the outstanding shares of the Common Stock, which Independent Designee shall not be an affiliate of Whitebox, ZCOF and Waterstone. In the event that Whitebox, ZCOF and Waterstone are no longer collectively holders of at least twenty percent (20%) of the outstanding shares of the Common Stock, then the Independent Designee shall be designated by holders of a majority of the then outstanding shares of the Common Stock. In addition, in the event that any of Whitebox, ZCOF and Waterstone (together with its affiliates) individually no longer holds at least five percent (5%) of the shares of the Common Stock, then such person shall no longer be entitled to jointly designate the Independent Designee, which Independent Designee shall thereafter be designated by the remaining persons who are still entitled to appoint the Independent Designee; and

(d) To the extent that any of clauses (a) through (c) above shall not be applicable, any member of the Board who would otherwise have been designated in accordance with the terms thereof (each, a “Designee”) shall instead be voted upon by all the stockholders of the Company entitled to vote thereon in accordance with the Certificate.

Under the Stockholders Agreement, except with respect to Piceance Energy LLC, a Delaware limited liability company (“Piceance Energy”) in which the Company currently owns 33.34% of the membership interests, or as otherwise unanimously agreed by the Board, the Stockholders will cause their Designees to elect the same persons set forth above to be elected as the members of the board of directors or managers of all subsidiaries of the Company. Each Stockholder also will cause its Designees to vote to elect the following persons to the Board of Managers of Piceance Energy so long as the Company is a member of Piceance Energy: (i) one person designated by Whitebox, so long as Whitebox, or any one of its affiliates, is a holder of the Common Stock and (ii) one person designated by ZCOF, so long as ZCOF, or any one of its affiliates, is a holder of the Common Stock. In the event that either Whitebox or ZCOF are no longer entitled to elect managers to the Board, then such Piceance Energy Board of Managers position shall be elected by a majority of the Board.

Under the Stockholders Agreement, if (i) the Company issues additional shares of the Common Stock to any person who, as a result of such issuance, is a holder of five percent (5%) or more of the Common Stock or (ii) any transferee or assignee of shares of the Common Stock that, by itself or together with its affiliates, is or becomes a holder of five percent (5%) or more of the shares of the Common Stock, then as a condition to such issuance, transfer or assignment, such purchaser, transferee or assignee shall become a party to the Stockholders Agreement.

Under the Stockholders Agreement, prior to August 31, 2014, the Company may not consummate either (i) a merger, stock issuance, sale of all or substantially all assets, change of entity, or any similar transaction pursuant to which not all holders of securities of the Company entitled to vote for members of the Board are treated equally or (ii) a transaction with an affiliate, without prior approval from either (1) a majority of such securities not held by Whitebox, ZCOF and Waterstone or their affiliates (the “Required Majority”) or (2) the Independent Designee. If such transaction is approved by the Independent Designee without the approval of the Required Majority, the Company may not consummate any such transaction unless it also receives an opinion from an investment bank or other similar financial advisor that the contemplated transaction is fair, from a financial point of view, to the Company; provided, however, that such opinion shall only be required (i) for any transaction with a value in excess of $45 million or (ii) for any transaction with an affiliate with a value in excess of $7.5 million. Notwithstanding the foregoing, no such opinion shall be required for any capital contributions used solely to support the Company’s potential $60 million in additional capital contributions to Piceance Energy in accordance with the Amended and Restated Limited Liability Company Agreement of Piceance Energy (the “Piceance LLC Agreement”), if the timing of such capital contributions makes obtaining such opinion impractical. Certain other identified transactions are excluded from the above requirements.

As previously noted in this Information Statement, a special committee of the Board, including the Independent Designee, approved the Private Placement and recommended it to the full Board for approval. The special committee received the advice of a financial advisor as required by the Stockholders Agreement. The special committee was also advised by independent legal counsel.

Registration Rights Agreement

The Company and the Stockholders are parties a registration rights agreement (the “Registration Rights Agreement”) providing the Stockholders with certain registration rights.

Pursuant to the Registration Rights Agreement, among other things, at any time after the earlier of the consummation of a qualified public offering, any Stockholder or group of Stockholders that, together with its or their affiliates, holds more than fifteen percent (15%) of the Registrable Shares (as defined in the Registration Rights Agreement), will have the right to require the Company to file with the SEC a registration statement on Form S-1 or S-3, or any other appropriate form under the Securities Act of 1933, as amended, or the Exchange Act for a public offering of all or part of its Registrable Shares (each, a “Demand Registration”), by delivery of written notice to the Company (each, a “Demand Request”).

Within ninety (90) days after receiving the Demand Request, the Company shall file with the SEC the registration statement, on any form for which the Company then qualifies and which is available for the sale of the Registrable Shares in accordance with the intended methods of distribution thereof, with respect to the Demand Registration. The Company is required to use commercially reasonable efforts to cause the registration statement to be declared effective as soon as practicable after such filing. The Company will not be obligated (i) to effect a Demand Registration within ninety (90) days after the effective date of a previous Demand Registration, other than for a shelf registration, or (ii) to effect a Demand Registration unless the Demand Request is for a number of Registrable Shares with an expected market value that is equal to at least (x) $15 million as of the date of such Demand Request or is for one hundred percent of the demanding Stockholder’s Registrable Shares with respect to any Demand Registration made on Form S-1 or (y) $5 million as of the date of such Demand Request with respect to any Demand Registration made on Form S-3.

Upon receipt of any Demand Request, the Company is required to give written notice, within ten (10) days of such Demand Registration, to all other holders of Registrable Shares, who will have the right to elect to include in such Demand Registration such portion of their Registrable Shares as they may request, subject to certain exceptions.

In addition, subject to certain exceptions, if the Company proposes to register any class of its Common Stock for sale to the public, the Company is required, subject to certain conditions, to include all Registrable Shares with respect to which the Company has received written requests for inclusion.

The rights of a holder of Registrable Shares may be transferred, assigned or otherwise conveyed to any transferee or assignee of such Registrable Shares, subject to applicable state and federal securities laws and regulations, the Certificate and the Stockholders Agreement. The Company will be responsible for expenses relating to the registrations contemplated by the Registration Rights Agreement.

The registration rights granted in the Registration Rights Agreement are subject to customary indemnification and contribution provisions, as well as customary restrictions such as suspension periods and, if a registration is for an underwritten offering, limitations on the number of shares to be included in the underwritten offering imposed by the managing underwriter.

The stockholders have also agreed to waive their piggy-back registration rights under the Registration Rights Agreement in connection with the registration statement to be filed covering the resale of the shares of Common Stock to be issued in the Private Placement.

Anti-takeover effects of the Amendments

Because we are already controlled by the Consenting Stockholders and our governing documents contain anti-takeover provisions, the Amendments will not have any additional anti-takeover effects on us.

The Amendments are not the result, to management’s knowledge, of an effort to accumulate our securities or to obtain control of the Company by means of a merger, tender offer, solicitation or otherwise.

Interest of Certain Persons in Matters To Be Acted Upon

None of the Company’s officers or directors has a substantial interest in the Amendments, other than to the extent they are employees, or are otherwise representatives of, stockholders or holders of warrants issued by the Company, and the Amendments could be interpreted to enhance the liquidity of our Common Stock or the exercisability of such warrants. Certain of the Consenting Stockholders have an interest in the Amendments as a result of their commitment to participate in the Private Placement.

Appraisal Rights

The stockholders have no right under the DGCL, our Certificate, or our Bylaws to seek appraisal rights with respect to their shares as a result of the Amendments.

Procedure for Implementing the Amendments

The Amendments will become effective upon the filing of a certificate of amendment to our Certificate with the Secretary of State of the State of Delaware. The certificate of amendment may not be filed until at least 20 calendar days following the mailing of this Information Statement.

Vote Required

The Amendments were approved by the holders of at least 66 2/3% of the outstanding shares of Common Stock as required by our Certificate. The Board approved this amendment before its approval by the Consenting Stockholders. Approval of the Amendments is conditioned upon the concurrent closing of the Acquisition. The Board may abandon the Amendments without further action by stockholders at any time prior to the effectiveness of the Amendments.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of Common Stock as of August 7, 2013 by (i) each person who is known by the Company to own beneficially more than five percent (5%) of the outstanding shares of Common Stock, (ii) each named executive officer of the Company, (iii) each director of the Company and (iv) all directors and executive officers as a group.

Beneficial holders	Amount and Nature of Beneficial Ownership pre- Private Placement(1)		Amount and Nature of Beneficial Ownership post- Private Placement(2)
	Number	Percentage	Number	Percentage
5% Stockholders:
Zell Credit Opportunities Master Fund, L.P. (3)	56,359,319	36.0%	101,188,524	33.7%
Whitebox Advisors, LLC(4)	41,851,025	26.8%	75,159,741	25.1%
Waterstone Capital Management, L.P. (5)	29,180,967	18.7%	29,180,967	9.7%
Directors and Executive Officers:
Jacob Mercer	70,125	*	70,125	*
William Monteleone	55,810	*	55,810	*
Benjamin Lurie	55,810	*	55,810	*
Michael R. Keener	22,892	*	22,892	*
L. Melvin Cooper	22,892	*	22,892	*
Peter Coxon	1,369,738	*	1,369,738	*
R. Seth Bullock	0	—	0	—
Carl E. Lakey (6)	0	—	0	—
Kevin K. Nanke (7)	0	—	0	—
Stanley F. Freedman (8)	202,232	*	202,232	*
All directors and executive officers as a group (seven persons)	1,581,911	*	1,581,911	*

*	Denotes less than 1% beneficially owned.
(1)	Based on 152,693,842 shares outstanding as of August 7, 2013.
(2)	Based on 296,578,734 shares outstanding as of August 7, 2013, as adjusted for the closing of the Private Placement and assuming each committed investor purchases their full commitment amount as specified in the Commitment and described in Appendix B hereto.
(3)	Information based solely upon the Schedule 13D/A jointly filed with the SEC on June 27, 2013 by ZCOF, Chai Trust Company, LLC and ZCOF Par Petroleum Holdings, L.L.C. Includes 3,959,328 shares of Common Stock issuable upon exercise of a warrant issued to ZCOF Par Petroleum Holdings, L.L.C. ZCOF and Chai Trust Company, LLC share voting and dispositive power over all of the shares. The address of these entities is Two North Riverside Plaza, Suite 600, Chicago, Illinois 60606.
(4)	Information based solely upon the Schedule 13D jointly filed with the SEC on February 28, 2013 by Whitebox, Whitebox Asymetric Advisors, LLC, Whitebox Multi-Strategy Advisors, LLC, Whitebox Credit Arbitrage Advisors, LLC, Whitebox Concentrated Convertible Arbitrage Advisors, LLC, Pandora Select Adviors, LLC, Whitebox Asymmetric Partners, L.P., Whitebox Asymmetric Opportunities Fund, L.P., Whitebox Asymmetric Opportunities Fund, Ltd., Whitebox Multi-Strategy Partners, L.P., Whitebox Multi-Strategy Fund, L.P., Whitebox Multi-Strategy Fund, Ltd., Whitebox Credit Arbitrage Partners, L.P., Whitebox Credit Arbitrage Fund, L.P., Whitebox Credit Arbitrage Partners, L.P., Whitebox Credit Arbitrage Fund, L.P., Whitebox Credit Arbitrage Fund, Ltd., Whitebox Concentrated Convertible Arbitrage Partners, L.P., Whitebox Concentrated Convertible Arbitrage Fund, L.P., Whitebox Concentrated Convertible Arbitrage Fund, Ltd., Pandora Select Partners, L.P., Pandora Select Fund, L.P., Pandora Select Fund, Ltd., HFR RVA Combined Master Trust and IAM Mini-Fund 14 Limited. Includes 3,326,574 shares of Common Stock issuable upon exercise of a warrant issued to WB Delta, LTD. The address of Whitebox is 3033 Excelsior Blvd., Minneapolis, MN 55416.

(5)	This information is based on the Schedule 13G jointly filed with the SEC on February 13, 2013 by Waterstone, Waterstone Market Neutral Master Fund, Ltd., Waterstone Capital Offshore Advisors, LP, Waterstone Asset Management, LLC and Shawn Bergerson, and a Form 4 filed with the SEC on July 29, 2013 by Waterstone Market Neutral Master Fund, Ltd. Waterstone, Waterstone Capital Offshore Advisors, LP, Waterstone Asset Management, LLC and Shawn Bergerson reported shared voting and dispositive power over the 25,584,808 shares beneficially owned, while Waterstone Market Neutral Master Fund, Ltd. reported shared voting and dispositive power over 18,050,545 shares. Includes 1,797,210 shares of Common Stock issuable upon exercise of warrants issued to Waterstone Offshore ER Fund, LTD (197,278), Prime Capital Master SPC (29,736), Waterstone Market Neutral Mac51, LTD (109,030), Waterstone Market Neutral Master Fund, LTD (1,167,007), Waterstone MF Fund, LTD (272,097) and Nomura Waterstone Market Neutral Fund (22,062). The address of Waterstone, Waterstone Capital Offshore Advisors, LP, Waterstone Asset Management, LLC and Mr. Bergerson is 2 Carlson Parkway, Suite 260, Plymouth, Minnesota 55447. The address of Waterstone Market Neutral Master Fund, Ltd. is 45 Market Street, Suite 3205, 2nd Floor, Gardenia Court, Camana Bay, Grand Cayman KY1-9003, Cayman Islands.
(6)	Mr. Lakey’s service with us ceased on August 31, 2012.
(7)	Mr. Nanke’s service with us ceased on August 31, 2012.
(8)	Mr. Freedman’s service with us ceased on August 31, 2012.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Delayed Draw Term Loan Credit Agreement

Certain of our stockholders are lenders under the Loan Agreement. For a description of the terms and conditions of the Loan Agreement, see “Note 5 — Debt — Delayed Draw Term Loan Credit Agreement” and “— Amendment to the Loan Agreement – Tranche B Loan” to our historical financial statements included in our Quarterly Report on Form 10-Q for the year ended March 31, 2013 filed with the SEC on June 18, 2013, “Sixth Amendment to Delayed Draw Term Loan Credit Agreement” and “Seventh Amendment to Delayed Draw Term Loan Agreement” in our Current Report on Form 8-K filed with the SEC on June 18, 2013, and “Eighth Amendment to Delayed Draw Term Loan Credit Agreement” in our Current Report on Form 8-K filed with the SEC on June 28, 2013.

Warrant Issuance Agreement

Certain of our stockholders who are lenders under the Loan Agreement received warrants exercisable for shares of Common Stock in connection with such loan. For a description of the terms and conditions of the warrants, see “Note 5 — Debt — Delayed Draw Term Loan Credit Agreement” to our historical financial statements included in our Quarterly Report on Form 10-Q for the year ended March 31, 2013 filed with the SEC on June 18, 2013.

Stockholders Agreement

Pursuant to the Stockholders Agreement, certain of our stockholders have the right to elect members of the Board, as described under “Description of Common Stock – Stockholders Agreement.”

In addition, under the Stockholders Agreement, during the two years ending August 31, 2014, we may not consummate either (i) a merger, stock issuance, sale of all or substantially all assets, change of entity, or any similar transaction pursuant to which not all holders of our securities entitled to vote for members of the Board are treated equally or (ii) a transaction with an affiliate, without prior approval from either (1) a majority of such securities not held by the Required Majority or (2) the Independent Designee. If such transaction is approved by the Independent Designee without the approval of the Required Majority, we may not consummate any such transaction unless it also receives an opinion from an investment bank or other similar financial advisor that the contemplated transaction is fair, from a financial point of view, to us; provided, however, that such opinion shall only be required (i) for any transaction with a value in excess of $45 million or (ii) for any transaction with an affiliate with a value in excess of $7.5 million. Notwithstanding the foregoing, no such opinion shall be required for any capital contributions used solely to support our potential $60 million in additional capital contributions to Piceance Energy in accordance with the Piceance LLC Agreement, if the timing of such capital contributions makes obtaining such opinion impractical. Certain other identified transactions are also excluded from the above requirements.

As previously noted in this Information Statement, a special committee of the Board, including the Independent Designee, approved the Private Placement and recommended it to the full Board for approval. The special committee received the advice of a financial advisor as required by the Stockholders Agreement. The special committee was also advised by independent legal counsel.

Review, Approval or Ratification of Transactions with Related Persons

The Board has recognized that transactions between us and certain related persons present a heightened risk of conflicts of interest. In order to ensure that we act in the best interests of our stockholders, the Board has delegated the review and approval of related party transactions to the Audit Committee in accordance with our written Audit Committee Charter. After its review, the Audit Committee will only approve or ratify transactions that are fair to us and not inconsistent with the best interests of us and our stockholders. Any director who may be interested in a related party transaction shall recuse himself from any consideration of such related party transaction.

HOUSEHOLDING

Under SEC rules, only one annual report, information statement or Notice of Internet Availability of Proxy Materials, as applicable, need be sent to any household at which two or more of our stockholders reside if they appear to be members of the same family and contrary instructions have not been received from an affected stockholder. This procedure, referred to as householding, reduces the volume of duplicate information stockholders receive and reduces mailing and printing expenses for us. Brokers with accountholders who are our stockholders may be householding these materials. Once you have received notice from your broker that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, now or at any time in the future, you no longer wish to participate in householding and would like to receive a separate annual report, information statement or Notice of Internet Availability of Proxy Materials, or if you currently receive multiple copies of these documents at your address and would prefer that the communications be householded, you should contact us at the address or telephone number provided below.

REQUESTS FOR CERTAIN DOCUMENTS

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file with the SEC at the SEC’s public reference room at 100 F Street, NE, Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 for information on the public reference room. The SEC maintains an internet site that contains annual, quarterly and current reports, proxy and information statements and other information that issuers (including the Company) file electronically with the SEC. Our electronic SEC filings are available to the public at the SEC’s internet site, www.sec.gov.

We make available free of charge financial information, news releases, SEC filings, including our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to these reports as soon as reasonably practical after we electronically file such material with, or furnish it to, the SEC, on our website at www.par-petro.com. The documents available on, and the contents of, our website are not incorporated by reference into this Information Statement. You may also obtain such information by contacting the Company at 1301 McKinney, Suite 2025, Houston, Texas 77010, telephone number (713) 969-3293 .

Houston, Texas

August         , 2013

APPENDIX A

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF INCORPORATION

OF

PAR PETROLEUM CORPORATION

Pursuant to the provisions of Section 242 of the Delaware General Corporation Law, as amended (the “DGCL”), PAR PETROLEUM CORPORATION, a Delaware corporation (the “Corporation”), hereby certifies as follows:

ARTICLE ONE

The name of the Corporation is PAR PETROLEUM CORPORATION.

ARTICLE TWO

This amendment to the Corporation’s Certificate of Incorporation (the “Certificate of Incorporation”) was duly adopted in accordance with Section 242 (and, with respect to stockholders, Section 228) of the DGCL.

ARTICLE THREE

The following amendments were approved as described in Article Two:

Section 4.1(a) of the Certificate of Incorporation is amended and restated in its entirety to read as follows:

“(a) The total number of shares of common stock, par value $0.01 per share, that the Company is authorized to issue is five hundred million (500,000,000).”

Section 11.1 of the Certificate of Incorporation is amended to delete the definitions of “Owner Shift Limit” and “Permitted Owner Shift.”

Section 11.3 of the Certificate of Incorporation is amended and restated in its entirety to read as follows:

“11.3 Certain Exceptions. The restrictions set forth in Section 11.2 shall not apply to an attempted Transfer of Company Securities if the transferor or the transferee obtains the written approval of the Board of Directors of the Company, which approval may be granted or denied in the sole discretion of the Board of Directors and may be granted prospectively or retroactively; provided, however, that as a condition of such approval, any transferee that would become a Five-Percent Shareholder and that is not an Initial Five-Percent Shareholder must execute and agree to be bound by the Stockholders Agreement so long as the Stockholders Agreement remains in full force and effect. As a condition to granting its approval, the Board of Directors may, in its discretion, require (at the expense of the transferor and/or transferee) an opinion of counsel selected by the Board of Directors that the Transfer will not result in the application of any Section 382 limitation on the use of the Tax Benefits; provided that the Board of Directors may grant such approval notwithstanding the effect of such approval on the Tax Benefits if it determines that the approval is in the best interests of the Company. The Board of Directors may impose any conditions that it deems reasonable and appropriate in connection with such approval, including, without limitation, restrictions on the ability of any transferee to Transfer Company Securities acquired through a Transfer. Approvals of the Board of Directors hereunder may be given prospectively or retroactively. The Board of Directors, to the fullest extent permitted by law, may exercise the authority granted by this Article 11 through duly authorized officers or agents of the Company. Nothing in this Article 11 shall be construed to limit or restrict the Board of Directors in the exercise of its fiduciary duties under applicable law.”

[Signature page follows]

IN WITNESS WHEREOF, the undersigned, being the duly authorized Chief Executive Officer of the Corporation, for the purpose of amending the Certificate of Incorporation of the Corporation pursuant to Section 242 of the DGCL, does make and file this Certificate of Amendment as of the         day of         , 2013.

PAR PETROLEUM CORPORATION

Name:	William Monteleone
Title:	Chief Executive Officer

APPENDIX B

COMMITMENT LETTER FOR PRIVATE PLACEMENT

CONFIDENTIAL

June 14, 2013

Par Petroleum Corporation

1301 McKinney, Suite 2025

Houston, Texas 77010 Attention: R. Seth Bullock

Private Placement of $200,000,000 of Shares of Common Stock

Ladies and Gentlemen:

1. Acquisition. Reference is made to the Membership Interest Purchase Agreement, dated as of June 17, 2013 (the “MIPA”), by and among Hawaii Pacific Energy, LLC,a Delaware limited liability company (“Buyer”), Tesoro Corporation (“Seller”), Tesoro Hawaii, LLC (“Target”) and Par Petroleum Corporation, a Delaware corporation (“you” or the “Company”), pursuant to which Buyer will acquire all of the issued and outstanding equity interests of Target from Seller (the “Acquisition”).

2. Private Placement. In connection with the Acquisition, the Company is proposing to make a private placement (the “Offering”) of $200,000,000 of shares of the Company’s common stock (“Common Stock”), par value $0.01 per share, to institutional accredited investors pursuant to the exemptions from registration provided in the Securities Act of 1933, as amended (the “Securities Act”).

3. Commitment. Each of the undersigned investors (the “Investors”) is pleased to offer the Company its binding commitment and agreement to purchase in the aggregate $200,000,000 of shares of the Common Stock in the Offering, at a price of $1.39 per share, as set forth on the commitment schedule attached hereto (the “Commitment”), for the purposes and upon and subject to the terms and conditions set forth in this letter (this “Commitment Letter”) and in the Summary of Terms and Conditions attached as Exhibit A hereto and incorporated herein by this reference (the “Summary of Terms”). This Commitment Letter is being delivered to you to induce the Company and Buyer to enter into the MIPA. Each Investor’s commitment to purchase under this Commitment Letter is several and not joint; for the avoidance of doubt, references in this Commitment Letter to the Investors and to the rights and obligations of the Investors shall be deemed to refer to each of the Investors individually and not jointly.

4. Investment Representations. Each Investor represents severally and not jointly that such Investor: (a) is an “accredited investor” as defined in Rule 501(a)(1), (2), (3), (5), (6), (7) and/or (8) of Regulation D under the Securities Act; (b) has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the Commitment and the shares of Common Stock contemplated thereby, and has so evaluated the merits and risks of the Commitment; (c) been given access to and an opportunity to examine such documents, materials and information concerning the Company, the Target and the Acquisition as the Investor deems to be necessary or advisable in order to reach an informed decision as to an investment in the Company, to the extent that the Company possesses such information, has carefully reviewed and understands these materials and has had answered to the Investor’s full satisfaction any and all questions regarding such information; (d) made such independent investigation of the Company, its management, and related matters as the Investor deems to be necessary or advisable in connection with the Commitment, and is able to bear the economic and financial risk of the Commitment and the shares of Common Stock contemplated thereby; (e) has not been offered the shares of Common Stock contemplated by the Commitment by any means of general solicitation or general advertising; and (f) were solicited or became aware of this investment either through (1) a substantive, pre-existing relationship with the Company, (2) direct contact with the Company or its agents outside of any public offering effort, and/or (3) through contacts by the Company not identified through any public offering.

5. Use of Proceeds. The proceeds of the Commitment will be used by the Company (a) to fund the Acquisition, (b) to repay indebtedness and other obligations of the Company and its affiliates outstanding under the Company’s Delayed Draw Term Loan Credit Agreement dated as of August 31, 2012 (as amended, amended and restated, modified, supplemented, extended, renewed, restated or replaced from time to time, (the “Exit Facility”), and (c) for working capital and general corporate purposes of the Company and its subsidiaries.

6. Conditions. The Commitment shall be subject to consummation of the Acquisition substantially consistent with the terms of the MIPA.

7. Reimbursement of Fees and Expenses. By executing this Commitment Letter, you agree to reimburse the Investors from time to time on demand for all reasonable out-of-pocket fees and expenses (including, but not limited to, the reasonable fees, disbursements and other charges of counsel to the Investors) incurred in connection with the preparation and negotiation of the definitive documentation for the Offering and the consummation of the transactions contemplated hereby and thereby.

8. Confidentiality. This Commitment Letter and the contents hereof and thereof are confidential and, except for disclosure hereof or thereof on a confidential basis to your accountants, attorneys and other professional advisors retained by you, Buyer, Seller, or Target in connection with the MIPA and the Acquisition or as otherwise required by law, may not be disclosed in whole or in part to any person or entity without our prior written consent; provided, however, that nothing shall prevent or delay you or the Investors from disclosing this Commitment Letter and the contents hereof as required by applicable law; provided, further, that the disclosing party shall provide a copy of any such required disclosure to the non-disclosing party prior to any public disclosure. You acknowledge that the Investors or their affiliates may be providing financing or other services to parties whose interests may conflict with yours. Each Investor agrees to not disclose confidential information obtained from you, except as contemplated by the provisos in the preceding sentence, and that we will treat confidential information relating to you and your affiliates with the same degree of care as we treat our own confidential information.

9. Parties in Interest; Third Party Beneficiaries. This Commitment Letter is for the sole benefit of and shall be binding upon the Company and the Investors and their respective successors and permitted assigns. Nothing in this Commitment Letter, express or implied, is intended to or shall confer upon any person other than the Company, any legal or equitable right, benefit or remedy of any nature whatsoever, under or by reason of this Commitment Letter. In no event shall this Commitment Letter or the Commitment hereunder be enforced by any person unless each of the other unfunded Commitments hereunder are being concurrently enforced by such person. Notwithstanding anything to the contrary in this Commitment Letter, the aggregate liability of each Investor hereunder shall not exceed the amount set forth opposite such Investor’s name on Schedule of Commitments attached hereto.

10. Termination. The obligation of the Investors to fund the Commitment will terminate automatically and immediately upon the earliest to occur of (a) the valid termination of the MIPA in accordance with its terms, (b) the closing of the Offering, at which time the obligation will be fulfilled, or (c) September 30, 2013.

11. Survival. The provisions of Sections 7, 8 and 9 shall remain in full force and effect regardless of whether any definitive documentation for the Offering shall be executed and delivered, and shall survive notwithstanding the termination of this Commitment Letter.

12. Severability. If any term or provision of this Commitment Letter is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Commitment Letter or invalidate or render unenforceable such term or provision in any other jurisdiction; provided, that if the obligation to fund the Commitment under this Commitment Letter is unenforceable with respect to any Investor, it shall be unenforceable with respect to all Investors.

13. Amendment. This Commitment Letter may only be amended, modified or supplemented by an agreement in writing signed by each party hereto.

14. Governing Law. This Commitment Letter shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction).

15. WAIVER OF JURY TRIAL. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS COMMITMENT LETTER IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS COMMITMENT LETTER OR THE TRANSACTIONS CONTEMPLATED HEREBY.

16. No Assignment. The Commitment evidenced by this Commitment Letter shall not be assignable by the Company or any Investor (other than to an affiliate of any such Investor, which shall not be restricted hereunder) without each Investor’s prior written consent, and the granting of such consent in a given instance shall be solely in the discretion of each Investor. Any purported assignment of this Commitment in contravention of this Section shall be void.

17. Counterparts. This Commitment Letter may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Commitment Letter delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Commitment Letter.

THIS WRITTEN AGREEMENT (WHICH INCLUDES THE SUMMARY OF TERMS) REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK; SIGNATURE PAGES FOLLOW]

Very truly yours,

ZCOF PAR PETROLEUM HOLDINGS, L.L.C.

By:	/s/ Jon D. Wasserman
Name:	Jon D. Wasserman
Title:	Vice President

WHITEBOX ADVISORS LLC

Whitebox Concentrated Convertible Arbitrage Partners, LP

/s/ Mark Strefling
By:	Whitebox Concentrated Convertible Arbitrage Advisors, LLC
Its:	General Partner

By	Whitebox Advisors, LLC
Its	Managing Member

By	Mark Strefling
Its:	Chief Legal Officer

Whitebox Special Opportunities Fund, LP – Series O

/s/ Mark Strefling
By:	Whitebox Special Opportunities Advisors, LLC
Its:	General Partner

By	Whitebox Advisors, LLC
Its	Managing Member

By	Mark Strefling
Its:	Chief Legal Officer

Whitebox Asymmetric Partners, LP

/s/ Mark Strefling
By	Whitebox Asymmetric Advisors, LLC
Its	Managing Member

By	Whitebox Advisors, LLC
Its	Managing Member

By	Mark Strefling
Its:	Chief Legal Officer

Whitebox Credit Arbitrage Partners, LP

/s/ Mark Strefling
By:	Whitebox Credit Arbitrage Advisors, LLC
Its:	General Partner

By	Whitebox Advisors, LLC
Its	Managing Member

By	Mark Strefling
Its:	Chief Legal Officer

Pandora Select Partners, LP

/s/ Mark Strefling
By:	Pandora Select Advisors, LLC
Its:	General Partner

By	Whitebox Advisors, LLC
Its	Managing Member

By	Mark Strefling
Its:	Chief Legal Officer

Whitebox Multi-Strategy Partners, LP

/s/ Mark Strefling
By:	Whitebox Multi-Strategy Partners, LLC
Its:	General Partner

By	Whitebox Advisors, LLC
Its	Managing Member

By	Mark Strefling
Its:	Chief Legal Officer

Whitebox Institutional Partners, LP

/s/ Mark Strefling
By	Whitebox Advisors, LLC
Its	General Partner

By	Mark Strefling
Its:	Chief Legal Officer

ICQ INVESTMENTS 10

By:	/s/ Kevin Foster
Name:	Kevin Foster
Title:	COO

MC PAR LLC

By:	/s/ Wendy Kane
Name:	Wendy Kane
Title:	Designated Person

BAMBOULA PARTNERS LP By: Bamboula GP LLC, its General Partner

By:	/s/ Lewis M. Linn
Name:	Lewis M. Linn
Title:	President

HIGHBRIDGE INTERNATIONAL LLC

By: Highbridge Capital Management, LLC, as trading manager

By:	/s/ Jonathan Segal
Name:	Jonathan Segal
Title:	Managing Director

LEON COOPERMAN

By:	/s/ Leon Cooperman
Name:	Leon Cooperman

CHATHAM EUREKA FUND L.P.

By:	/s/ Kevin O’Malley
Name:	Kevin O’Malley
Title:	Member

BERNARD OSHER TRUST DTD 3/8/88

By:	/s/ Bernard Osher
Name:	Bernard Osher
Title:	Trustee

THIRD AVENUE SPECIAL SITUATIONS (MASTER) FUND, L.P.

By:	/s/ W. James Hall
Name:	W. James Hall
Title:	General Counsel

THE JERALD AND MELODY HOWE WEINTRAUB REVOCABLE TRUST

By:	/s/ Jerald M. Weintraub
Name:	Jerald M. Weintraub
Title:

JACOBY ENTERPRISES INC.

By:	/s/ Jon E. M. Jacoby
Name:	Jon E. M. Jacoby
Title:	President

HOWARD BERKOWITZ

By:	/s/ Howard Berkowitz
Name:	Howard Berkowitz

GROUNDLAYER CAPITAL INC.

By:	/s/ Robert Grundleger
Name:	Robert Grundleger
Title:	President

DIANE B. WILSEY REVOCABLE TRUST DTD 5/14/02

By:	/s/ Diane B. Wilsey
Name:	Diane B. Wilsey
Title:	Trustee

JBAB HOLDINGS LLP

By: Jerome Blank Revocable Trust, general partner

By:	/s/ Jerome Blank
Name:	Jerome Blank
Title:	Trustee

COUGAR CAPITAL LLC

By:	/s/ Emanual E. Geduld
Name:	Emanual E. Geduld
Title:	Sr. Managing Member

L. RICHARD FRIED, JR.

By:	/s/ L. Richard Fried, Jr.
Name:	L. Richard Fried, Jr.

BLACK SWAN ALTERNATIVES, LLC

By:	/s/ Harvey Heller
Name:	Harvey Heller
Title:	Managing General Partner

WILL K. WEINSTEIN REVOCABLE TRUST

By:	/s/ Will K. Weinstein
Name:	Will K. Weinstein
Title:	Trustee

JWLP INVESTMENT, LTD.

By:	/s/ James W. Haywood
Name:	James W. Haywood
Title:	President

FILBERT PARTNERSHIP, LP – Fund 2

By:	/s/ David E. Park, III
Name:	David E. Park, III
Title:	Authorized Signatory

ACCEPTED AND AGREED TO AS OF THE DATE FIRST ABOVE WRITTEN:

PAR PETROLEUM CORPORATION

By:	/s/ R. Seth Bullock
Name:	R. Seth Bullock
Title:	Chief Financial Officer

B-2

EXHIBIT A

SUMMARY OF TERMS AND CONDITIONS

PAR PETROLEUM CORPORATION

$200,000,000 PRIVATE PLACEMENT

Capitalized terms not otherwise defined herein have the same meanings as specified therefor in the commitment letter (the

“Commitment Letter”) to which this Summary of Terms and Conditions is attached.

ISSUER:	Par Petroleum Corporation (the “Company”).

INVESTORS:	“Accredited investors” as defined in Rule 501(a)(1), (2), (3), (5), (6), (7) and/or (8) of Regulation D under the Securities Act (the “Investors”).

SECURITIES OFFERED:	Shares (the “Shares”) of Common Stock.

PRICE PER SHARE:	The price per Share will be $1.39.

NATURE OF THE OFFERING:	A private placement of $200,000,000 of Common Stock to the Investors in accordance with Rule 506 of Regulation D or Section 4(a)(2) of the Securities Act (the “Offering”). Participation by the Investor in the Offering is subject to the restrictions contained in Article 11 of the Company’s Amended and Restated Certificate of Incorporation (the “Company Charter”) and such other transfer restrictions as may be imposed by the Company to ensure compliance with such Article 11.

PURPOSE:	The proceeds of the Offering will be used to fund the Acquisition, to repay indebtedness outstanding and other obligations under the Exit Facility, and for working capital and general corporate purposes as set forth in the Commitment Letter.

LISTING:	The Common Stock currently trades under the symbol “PARR” on the OTC Bulletin Board. The Shares will also trade under the symbol “PARR” on the OTC Bulletin Board.

REGISTRATION RIGHTS:

As soon as reasonably practicable after the Closing Date, but in any event no later than 60 calendar days after the Closing Date, the Company will prepare and file a registration statement (the “Initial Registration Statement”) on Form S-1 (or such other comparable form) with the Securities and Exchange Commission (“SEC”) for the resale of the Shares (the “Registrable Securities”).

The Company shall use its commercially reasonable efforts to (i) have the Initial Registration Statement declared effective as promptly as practicable after filing thereof, but in no event later than (a) 180 days after the Closing Date, or (b) if earlier, 5 business days after the date on which the SEC informs the Company (I) that the SEC will not review the Initial Registration Statement or (II) that the Company may request the acceleration of the effectiveness of the Initial Registration Statement and the Company makes such request and (ii) cause the Initial Registration Statement to continue to be effective until the earlier to occur of the following (a) the Investors have sold all of the Registrable Securities, (b) all of the Registrable Securities covered by such Registration Statement may be sold by the Investors without volume restrictions pursuant to Rule 144 of the Securities Act or (c) the third anniversary of the Closing Date (the “Effectiveness Period”).

If the Initial Registration Statement (i) is not filed, (ii) is not declared effective, or (iii) does not remain effective, by or for the respective dates set forth above, then, from such date, for each day that the Company is not in compliance with its obligations hereunder, the Company shall pay the Investors with respect to such failure, as liquidated damages and not as a penalty, an amount in cash equal to 0.25% of the Investor’s pro rata share of the gross proceeds of the Offering (the “Offering Size”) per calendar month or portion thereof that noncompliance persists up to a maximum amount of 0.75% of the Investor’s pro rata share of the Offering Size. Unless the resale of the Shares issued in the Offering has been previously registered, as contemplated above, and any securities laws legends on the stock certificates representing such Shares removed, then at any time following (x) the six-month anniversary of the Closing Date, upon request of an Investor who is not an affiliate (as defined under Rule 144 of the Securities Act) of the Company at the time of or during the three months prior to that time, the Company shall remove any legends on the stock certificates representing Shares issued in the Offering to such Investor, provided that the Company is in compliance with its disclosure requirements under applicable federal securities laws as of such date and (y) after the twelve-month anniversary of the Closing Date upon request of an Investor who is not an affiliate (as defined under Rule 144 of the Securities Act) of the Company at the time of or during the three months prior to that time, the Company shall remove any legends on the stock certificates representing Shares issued in the Offering to such Investor.

Notwithstanding anything herein to the contrary, the registration rights contemplated hereby will not be more favorable in any material respect than or otherwise inconsistent with the registration rights granted to the “Holders” under the Company’s Registration Rights Agreement dated August 31, 2012 and such “Holders” shall be treated pari passu or with priority with respect to the Investors and have priority over the Investors.

Notwithstanding the foregoing, if the SEC requires that the Company reduce the number of Shares included in the Initial Registration Statement as a condition to declaring the Initial Registration Statement effective, the Company shall have one year from the Closing Date to have a Registration Statement declared effective covering the resale of the Registrable Securities excluded from the Initial Registration Statement, and the penalties described above shall not begin to accrue with respect to such excluded shares until such date.

CLOSING DATE:	The closing of the Offering (the “Closing”) will take place no later than the final date for closing of the Acquisition set forth in the MIPA as of the date hereof or such other date as is mutually agreed upon by the Company and the Investors.

BOARD APPROVALS:	The Company’s Board of Directors has authorized and approved, or will authorize and approve prior to Closing, on a prospective basis, in accordance with Section 11.3 of the Company Charter, one or more Transfers (as defined in the Company Charter) of shares of Common Stock by any Investor beneficially owning at least 5% of the outstanding Common Stock of the Company (each a “5% Investor”) after the consummation of the Offering[1] ; provided, that any such Transfer does not cause the Company to undergo a greater “owner shift” than the amount of “owner shift” allocated to each 5% Investor on Schedule 1 hereto, provided that the form of such approval shall be reasonably acceptable to the Investors that are also 5% Investors and the calculation of the amounts of such approval shall be consistent with footnote 2 below.[2]

CONDITIONS PRECEDENT TO CLOSING:	The Closing will be subject to satisfaction of the conditions precedent deemed appropriate by the Investors including, but not limited to, the following:

(a) Offering Documentation. The negotiation, execution and delivery of definitive documentation with respect to the Offering (the “Offering Documents”).

(b)    Consents. The Investors will have received evidence that all boards of directors, governmental, stockholder and material third party consents and approvals necessary in connection with the Offering Documents have been obtained.

(c) Acquisition. The Acquisition will have been consummated.

(d)    Company Charter Amendments. The Company Charter will be amended to (1) increase the number of authorized shares of Common Stock to permit the Offering; and (2) delete or revise portions of Article 11 to enable the Board of Directors to approve certain transfers by 5% Investors, including without limitation, the pre-approval of transfers on a prospective basis.

[1]	The Company and the Investors agree that, prior to the consummation of the Offering, the Company Charter will be amended to remove the ability of the Initial Five-Percent Shareholders to Transfer Company Securities (as such terms are defined in the Company Charter) without the prior approval of the Company’s Board of Directors.
[2]	Amounts on Schedule 1 will be determined by the Company and the 5% Investors based on a model calculating the maximum “owner shift” possible, consisting of an aggregate of the aggregate number of shares of Common Stock issued and outstanding as of the date hereof, increased by (1) the amount of shares of Common Stock issued in the Offering, (2) 24,704,361 shares of Common Stock that would be issued to disputed claimants if all disputed claims currently outstanding were settled at their face amount, and (3) the maximum number of shares reserved for management and other employees as incentive compensation, currently estimated at no more than 7,000,000 shares of Common Stock based upon the current business model, and adjusted by such other transactions or contingencies as the Company and the 5% Investors may mutually agree upon. The Company and the 5% Investors agree that, assuming all such shares are issued and outstanding on the date of the Offering as contemplated under the model, the amount of “owner shift” allocated among the 5% Investors shall not be in excess of the amount of “owner shift” that would cause the Company to undergo an aggregate “owner shift” of more than 44%; provided, however, that 2/3 of the 5% Investors (by shareholdings) can agree to reduce the aggregate amount of owner shift that the 5% Investors are permitted to cause in the aggregate. The Company and the 5% Investors further agree that the aggregate permitted “owner shift” shall be apportioned among the Initial Five-Percent Shareholders (as defined in the Company Charter) pro rata based on each such 5% Investor’s ownership of the Company following the Offering.

(e)    Warrants. The Company shall have taken such actions as are necessary to amend that certain Warrant Issuance Agreement dated as of August 31, 2012 between the Company and certain purchasers of warrants (the “Warrant Agreement”), in order to waive the application of the anti-dilution rights set forth in Section 4.5 of the Warrant Agreement with respect to the Shares issued in the Offering.

(f)     Board Approvals. The Company’s Board of Directors shall have taken all actions necessary to duly and validly approve certain transfers by 5% Investors on a prospective basis, referenced in the Board Approvals section above, provided that the form of such approvals shall be in a manner reasonably acceptable to the Investors that are also 5% Investors and the calculation of such approvals shall be consistent with footnote 2 above.

(g)    Registration Rights. The Company shall have taken such actions as are necessary to amend or obtain waivers under that certain Registration Rights Agreement dated as of August 31, 2012 between the Company and the stockholders executing such agreement (the “Registration Rights Agreement”), in order to waive the application of piggyback registration rights under Section 2.2 of the Registration Rights Agreement with respect to the Initial Registration Statement covering the Shares issued in the Offering.

COVENANTS OF THE PARTIES:

The Investors covenant and agree to vote shares of Common Stock held by them in favor of, or otherwise consent to, the amendments set forth above to the (1) Company Charter, (2) Warrant Agreement and (3) Registration Rights Agreement.

The Company covenants and agrees to comply at all time and in all respects with its disclosure requirements under applicable federal securities laws.

REPRESENTATIONS AND WARRANTIES/COVENANTS/INDEMNITY:	Usual and customary for transactions of this type.

GOVERNING LAW:	State of Delaware.

INDEMNIFICATION:

The Company agrees to indemnify and hold the Investors, their affiliates, and any of their respective officers, directors, employees, agents, representatives, successors, members, stockholders and partners (each, a “Investor Indemnitee”) harmless from and against any and all losses, claims, damages and liabilities, joint or several (including any investigation, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted) (collectively, “Losses”), to which any Investor Indemnitee may become subject to the extent resulting from, due to or based upon Investors having entered into this Commitment Letter or agreeing to purchase securities of the Company under the Securities Act, the Securities Exchange Act of 1934, as amended, or other federal or state statutory law or regulation, at common law or otherwise, insofar as such Losses arise out of or are based upon (i) any inaccuracy in, breach of or failure to comply with, any representation, warranty, or covenant made by the Company in this Commitment Letter, or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Initial Registration Statement or the prospectus included therein (the “Prospectus”) (as amended or supplemented, if the Company shall have filed with the SEC any amendment thereof or supplement thereto), or any amendment or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, except insofar as any such untrue statement or omission or alleged untrue statement or omission was made in such Initial Registration Statement or Prospectus, or such amendment or supplement in reliance upon, and in conformity with, information furnished in writing to the Company by Investors expressly for use therein.

Each Investor severally and not jointly agrees to indemnify and hold the Company, its affiliates, any of its or their affiliates, and any of its or their respective officers, directors, employees, agents, representatives, successors, members, stockholders and partners (each, a “Company Indemnitee”) harmless from and against any and all Losses to which any Company Indemnitee may become subject insofar as such Losses arise out of or are based upon (i) any inaccuracy in, breach of or failure to comply with, any representation, warranty, or covenant made to the Company in this Commitment Letter by such Investor and (ii) information furnished in writing to the Company by such Investor expressly for use in such Initial Registration Statement or Prospectus, or such amendment or supplement.